Receipt/Conformed Copy
Requestor:
LARRY SOSTAD
09/22/2004 16:25:31 T20040103151
Book/Instr: 20040922-0005257
Cert of Loc Page Count: 1
Fees $20.50 N/C: $0.00

Frances Deane
Clark County Recorder

CERTIFICATE OF LOCATION
LODE MINING CLAIM

TO ALL WHOM IT MAY CONCERN:

The undersigned hereby certifies that he has caused to be located the IRELAND 1 Lode Mining Claim in the following quarter sections(s):

1/4	Section	Township	Range	Meridian
NE	24	25S	58	EAST

in CLARK County, Nevada, on the 19th day of SEPTEMBER, 2004

RECORDER'S STAMP

Name and mailing address of locator is: LARRY SOSTAD c/o MULTI METAL MINING CORP
SUITE 818 - 470 GRANVILLE STREET
VANCOUVER B.C. V6C 1V5 CANADA

The Claim is approximately 1500 feet long and 600 feet wide, such that 500 feet are claimed in a EAST direction and 1000 feet in a WEST direction from the point of discovery (monument of location), at which the Notice of Location was posted, together with 300 feet on each side of the monument of location and center line of the Claim. The general course of the lode or vein is from the EAST to the WEST direction.

The number, location and markings on each corner monument are as follows:

	Location	Markings	Description
No. 1:	NW CORNER	NW COR N°1	$1\frac{1}{2} \times 1\frac{1}{2} \times 4'$ WOOD POST
No. 2:	NE CORNER	NE COR N°2	$1\frac{1}{2} \times 1\frac{1}{2} \times 4'$ HIGH WOOD POST
No. 3:	SE CORNER	SE COR N°3	$1\frac{1}{2} \times 1\frac{1}{2} \times 4'$ HIGH WOOD POST
No. 4:	SW CORNER	SW COR N°4	$1\frac{1}{2} \times 1\frac{1}{2} \times 4'$ HIGH WOOD POST

As erected on the ground, each corner monument is marked as described above by SCRIBING FELT PEN ON WOOD (e.g. metal tags, paint on posts).

The work of location consisted of making a claim map as provided in NRS 517.040.

Dated this 22nd day of SEPTEMBER, 2004.

SIGNATURE OF LOCATOR:

By [signature]
Owner, Claimant, or Agent Signature

LARRY SOSTAD
Owner, Claimant, or Agent Name (printed)
AGENT FOR MULTI METAL MINING CORP.

IRELAND 1 LODE CLAIM

YELLOW PINE MINING DISTRICT

CLARK COUNTY NEVADA

Receipt/Conformed Copy
Requestor:
LARRY SOSTAD
09/22/2004 16:25:31 T20040103151
Book/Instr: 20040922-0005256
Lode Mine Map Page Count: 1
Fees: $19.00 N/C: $0.00

Frances Deane
Clark County Recorder

Instr:
20040922-0005256
Map Type/File#/Page#:
MM 078 0032
Lode Mine Map





SEC 13
1500'
NW COR
NE COR
IRELAND 1
SEC 24
755' E 58' T
600'
LOC MON
-500'
300'
SW CORN
SE COR

LOCATED BY LARRY SOSTAD
AGENT FOR MULTI METAL MINING CORP.
6075 EASTERN AVE STE 1
LAS VEGAS NV 89119-3146

DEC 14°

LOCATED SEPTEMBER 19, 2004
SITUATED IN NE 1/4 SEC 24 T25S R 58E

NOTE MONUMENTS ARE ROCK CAIRNS
4"x4"x4' HIGH WOODEN POST AND 1½"x1½"x4' HIGH
WOODEN POSTS

SCALE 1 inch = 500 feet

NO. 0005256
FILED AT THE REQUEST OF
LARRY SOSTAD
Date 9-22-04 at 16:25
FILE 078 PAGE 0032
MINING MAPS
OFFICIAL RECORDS BOOK NO. 20040922
CLARK COUNTY NEVADA, RECORDS
FRANCES DEANE, RECORDER
Fees 19.00 Deputy KGP